EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of HKN, Inc. (the “Company”) and in the following Registration Statements of the Company and in the related Prospectuses to the references to this firm for the Company’s estimated domestic proved reserves contained in the Annual Report on Form 10-K, those Registration Statements, related Prospectuses for the year ended December 31, 2012.

Form	Description

S-3	Registration of 14,178(1)(2) shares of common stock (No. 333-117566)

S-3	Registration of 22,605(1)(2) shares of common stock (No. 333-127824)

S-3	Registration of 187,500(2) shares of common stock (No. 333-170218)

(1)	Reflects the one for twenty-two and four-tenths reverse stock split that became effective June 5, 2007.
(2)	Reflects the one for forty reverse stock split that became effective October 30, 2012.

Gleason Engineering

BY:	/s/ Dennis M. Gleason, PE
Dennis M. Gleason, PE
Serial Number 49844

Arlington, Texas
March 5, 2013